Exhibit 10.4

AMENDED AND RESTATED SECURED INSTALLMENT NOTE

$6,632,444.00	June 6, 2014

THIS NOTE AMENDS AND RESTATES AND IS EXECUTED AND DELIVERED IN SUBSTITUTION AND REPLACEMENT OF, BUT NOT IN PAYMENT OF, A SECURED INSTALLMENT NOTE FROM MAKER TO HOLDER DATED SEPTEMBER 17, 2002 IN THE ORIGINAL PRINCIPAL AMOUNT OF $7,675,000.00 (AS AMENDED, SUPPLEMENTED, REPLACED, RENEWED OR OTHERWISE MODIFIED, “PRIOR NOTE”).  THIS NOTE DOES NOT CANCEL OR SATISFY BORROWER’S PAYMENT OBLIGATIONS UNDER THE PRIOR NOTE AND IS NOT A NOVATION, PROVIDED, HOWEVER THE PRIOR NOTE AND THIS NOTE TOGETHER CONSTITUTE A SINGLE DEBT IN THE PRINCIPAL AMOUNT OF $6,632,444.00.  ALL COLLATERAL, IF ANY, FOR THE PRIOR NOTE SHALL CONTINUE TO SECURE PAYMENT OF THIS NOTE.

FOR VALUE RECEIVED, the undersigned, TRADEPORT DEVELOPMENT I, LLC having its chief executive office at 204 West Newberry Road, Bloomfield, Connecticut 06002 (“Maker”), promises to pay to the order of FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation or its assigns (“Holder”) at its principal office located at 5400 University Avenue, West Des Moines, Iowa 50266, or at such other place as Holder may designate in writing, the principal sum of Six Million Six Hundred Thirty-Two Thousand Four Hundred Forty-Four and 00/100 Dollars ($6,632,444.00) (together with interest from the date advanced on the balance of the principal sum remaining from time to time unpaid at the rate of Five and Nine Hundredths percent (5.09%) per annum (the “Base Interest Rate”) subject, however, to the provisions of paragraphs F and O below. Interest only upon the principal amount outstanding and unpaid shall be computed at the aforesaid rate and shall be paid on the first day of the month following the date hereof or, at Holder’s option, on the date hereof.  Thereafter, interest shall be computed as aforesaid and such principal and interest shall be payable in monthly installments of Fifty-Two Thousand Seven Hundred Sixty and 00/100 Dollars ($52,760.00) the first of which shall be due and payable on the first day of August, 2014 (the “First Monthly Payment Date”), and the succeeding installments of which shall be due and payable on the first day of each and every month thereafter, except that the entire unpaid balance of said principal and all accrued interest shall be due and payable in full on the first day of July, 2029 (the “Maturity Date”).  All terms not otherwise defined herein shall have the same meanings as set forth in the Mortgage (as defined in paragraph C below).  The following terms and provisions shall apply to this Note:

A.                                    All interest referred to and payable pursuant to this Note shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. So long as no Event of Default occurs or exists all monthly payments on account of the indebtedness evidenced by this Note, or otherwise pursuant to this Note, shall be applied in the following order: (i) first to late charges; (ii) second to the repayment of monies as may be advanced by Holder under the Mortgage, defined below, with interest thereon, until such monies are fully repaid, (iii)

third to the payment of any costs (including attorneys’ fees) incurred by Holder in enforcing collection hereof; (iv) fourth to interest on the unpaid principal balance of this Note; and (v) fifth to the unpaid principal balance of this Note.  In the event an Event of Default occurs or exists Holder shall have the absolute right to apply any and all monthly payments on account of the indebtedness evidenced by this Note, or otherwise pursuant to this Note may be applied in any order that Holder deems appropriate, in its sole and absolute discretion.

B.                                    Unless and until Maker is otherwise notified in writing by Holder, all monthly payments due on account of the indebtedness evidenced by this Note shall be made by electronic funds transfer debit transactions utilizing the Automated Clearing House (“ACH”) network of the U.S. Federal Reserve System and shall be initiated by Holder from Maker’s account (as shall have been previously established by Maker and approved by Holder) at an ACH member bank (the “ACH Account”) for settlement on the first day of each month as provided hereinabove; provided, however, that if the first day of any such month is a Saturday, Sunday or holiday, then settlement shall be made on the immediately following day which is not a Saturday, Sunday or holiday. Maker hereby authorizes Holder to electronically initiate the transfer of all monthly payments required on this Note by Automated Clearing House transfer of funds.

Maker shall, prior to each payment due date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Holder.

Concurrently with the delivery of this Note, Maker has executed and delivered written authorization to Holder to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through Automated Clearing House transfer. Maker has delivered to Holder, concurrently with or prior to Maker’s execution and delivery of this Note, a voided blank check or a pre-printed deposit form for such ACH Account showing Maker’s ACH Account number with the ACH member bank and showing the ACH member bank routing number.

Notwithstanding the foregoing regarding the ACH member bank and the ACH network system, any failure, for any reason (other than a reason completely outside the control of Maker), of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Maker from its obligations to promptly, fully and timely pay and make all payments or installments provided for under this Note when due, and to comply with all other of Maker’s obligations under this Note or any other documents evidencing or securing the Note; or relieve Maker from any of its obligations to pay any late charges due or payable under the terms of this Note. Any failure of the ACH network system or of any electronic funds transfer debit transaction to timely or fully complete any payment due hereunder which is completely outside the control of Maker shall not cause Maker to be in default hereunder nor allow for the imposition of any late charges or default interest unless Maker does not cause such payment to be made within two (2) business days after being notified of such failure.  Maker shall provide Holder with at least ten (10) days prior written notice of any change in the ACH information provided above and Maker shall not change ACH member banks without first obtaining Holder’s written approval.

C.                                    This Note is secured by, among other things, (i) that certain Mortgage, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and

Leases dated September 17, 2002 executed by Maker, as grantor, as amended by First Modification of Mortgage and Loan Documents dated as of April 16, 2004 and Second Modification of Mortgage and Loan Documents dated as of June 6, 2014 (as so amended, the “Tradeport Mortgage”) and encumbering certain real and personal property and other rights and improvements, as more particularly described in the Tradeport Mortgage (the “Tradeport Property”); and (ii) that certain Mortgage, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and Leases dated March 12, 2001 executed by Griffin Center Development I, LLC (“Griffin Center”), as grantor, as amended by First Modification of Mortgage and Loan Documents dated as of June 6, 2014 (as so amended, the “Griffin Center Mortgage”) (the Griffin Center Mortgage and the Tradeport Mortgage, together, the “Mortgage”) and encumbering certain real and personal property and other rights and improvements, as more particularly described in the Tradeport Mortgage (the “Tradeport Property”) (the Tradeport Property and the Griffin Center Property, together, the “Property”) which Griffin Center Mortgage is evidenced by that certain Amended and Restated Secured Installment Note from Griffin Center, as maker, to Holder dated of even date herewith (the “Griffin Center Note”) and been guaranteed by the Maker in accordance with the provisions of that certain Guaranty from Maker, as guarantor, to Holder dated of even date herewith (the “Guaranty”).  In the event Maker fails to pay any payment of principal or interest or both under this Note or the Griffin Center Note on the date the same is due, or if any other or further default occurs or exists under this Note, the Griffin Center Note, the Tradeport Mortgage, the Griffin Center Mortgage, or under any other agreement, document or instrument executed, delivered or given to evidence or secure this Note, the Griffin Center Note or any sums advanced in connection with this Note or the Griffin Center Note (the Mortgage, this Note, the Griffin Center Note and all other such agreements, documents, and instruments evidencing both loans are herein collectively called the “Loan Documents”), or if any Event of Default occurs or exists, or upon the filing by Maker of any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law, or the consent to or acquiescence in such filing by or with respect to Maker, then this Note and the Griffin Center Note shall be in default and Holder may, without notice to Maker, accelerate the maturity of this Note and the Griffin Center Note; provided, however, in the event of the filing of any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal or state law with respect to Maker to which Maker does not consent to or acquiesce, Maker shall have a sixty (60) day period in which to cure such default and in the event Maker does not cure within said sixty (60) day period then Holder may, without notice to Maker, accelerate the maturity of this Note and the Griffin Center Note. Upon acceleration, the entire unpaid principal balance plus all accrued interest thereon, and any Prepayment Premium (defined below) and/or late charges provided for in this Note and the Griffin Center Note, shall, regardless of the Maturity Date specified hereinabove, at the option of Holder, be and become immediately due and payable, without any further notice or demand, such notice and demand being expressly waived, anything contained herein, in the Mortgage, in any other of the Loan Documents, or in any other instrument now or hereafter securing this Note and the Griffin Center Note to the contrary notwithstanding. Said option shall continue until all such defaults have been cured.

D.                                    The principal of the indebtedness evidenced by this Note may not be prepaid in whole or in any part except as specifically provided in this paragraph.

(1)                                 Maker agrees that Maker is absolutely and unconditionally prohibited from prepaying all or any portion of the principal of the indebtedness evidenced by this Note prior to the first day of the Seventh (7th) Loan Year (as defined below). Thereafter, upon at least thirty

(30) days prior written notice to Holder of the Maker’s intention to prepay this Note, and provided that Maker shall not be in default hereunder; no Event of Default (as defined in the Mortgage) has occurred and is continuing, and Maker shall not have caused or permitted to occur or exist an event which with the giving of notice or the passage of time (or both) would constitute, ripen into or result in a default under this Note or an Event of Default, Maker shall have the privilege of prepaying all (but not less than all) of the unpaid principal balance and all accrued interest of and on the indebtedness evidenced by this Note on any monthly installment payment due date, provided that Maker shall also pay a prepayment premium (“Prepayment Premium”) equal to the greater of: (a) one percent (1%) of the then outstanding principal balance of the indebtedness evidenced by this Note; or (b) the “Yield Maintenance Premium,” which shall be defined as being equal to the present value, discounted at the yield of the 6.125% Treasury bond or note due August 15, 2029 (or similar issue if this issue is no longer traded), as reported in The Wall Street Journal on the fifth (5th) business day preceding the prepayment date for the number of months remaining between the prepayment date and the Maturity Date, of a series of payments equal in number to the number of months from the prepayment date to the Maturity Date where the amount of each payment is equal to (i)  the product obtained by multiplying  the difference obtained by subtracting the yield to maturity on the above-stated Treasury bond or note from the Base Interest Rate of this Note (but not below zero), times the unpaid principal balance evidenced by this Note on the day of and immediately preceding prepayment, (ii)  divided by twelve (representing 12 months).

(2)                                 A “Loan Year” shall be a period of twelve consecutive months, the first of which shall commence on the due date of the first installment of principal and interest hereunder (and the first Loan Year also shall include the period from the date hereof until such date), and each succeeding Loan Year shall commence on the anniversary of such date.

(3)                                 Once Maker notifies Holder of Maker’s intention to make any prepayment permitted under the foregoing provisions of this paragraph D, Maker agrees to and shall be required to make the prepayment in accordance with such provisions.  Maker’s failure to do so shall constitute a default under this Note.

(4)                                 The Prepayment Premium required to be paid hereunder is to compensate Holder, and its successors and assigns, for the loss of interest it would otherwise earn on the principal hereof if such principal were allowed to remain outstanding, and for the cost incurred in connection with reinvestment of principal so prepaid at an earlier date than the Maturity Date. Any prepayment specified in the notice of intention to prepay referred to above shall become due and payable at the time provided in said notice (provided that such notice shall be given in accordance with the terms of this Note). Notwithstanding anything to the contrary above, the Prepayment Premium shall be payable regardless of whether or not the indebtedness evidenced by this Note is prepaid voluntarily or involuntarily or as the result of the exercise by Holder of any one or more of its rights and/or remedies on any Event of Default under this Note, the Mortgage or any other Loan Documents or during any period when prepayment is either not permitted, or is conditionally permitted (except that no Prepayment Premium shall be payable on involuntary prepayments by reason of: application of the proceeds of any proceedings in eminent domain, or proceedings in lieu thereof, or of the proceeds of fire or other casualty insurance or by operation of Section 7.01 of the Mortgage). Holder shall not be required to accept, negotiate about or consider any prepayment or tendered prepayment unless and until all terms and conditions of this Note have been strictly complied with.

(5)                                 If upon default by Maker hereunder or under the Mortgage and/or other Loan Documents and following the acceleration of the maturity hereof, as herein provided, a tender of payment of the amount necessary to satisfy the indebtedness evidenced hereby is made by Maker, or by anyone on its behalf, prior to a foreclosure sale or trustee’s sale held under or pursuant to the Mortgage, such tender shall be deemed to constitute an evasion of the payment terms hereof and shall be deemed to be a prepayment hereunder and any such prepayment shall also include the Prepayment Premium required above in this Note in connection with prepayment, or if, at that time, there be no such privilege of prepayment such payment shall also include a premium for such prepayment in an amount which is the greater of (a) five percent (5%) of the then outstanding principal balance of this Note, or (b) the Yield Maintenance Premium determined in accordance with paragraph D(1)(b) above.

(6)                                 Notwithstanding anything to the contrary in this paragraph D, any prepayment of the Note shall require prepayment of the Griffin Center Note so that both this Note and the Griffin Center Note are paid in full at the same time.

BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, MAKER HAS AGREED THAT MAKER HAS NO RIGHT TO PREPAY THIS NOTE IN WHOLE OR IN PART FOR THE APPLICABLE PERIOD (THE “CLOSED PERIOD”) SET FORTH ABOVE IN THIS NOTE; THAT AFTER SUCH CLOSED PERIOD MAKER HAS NO RIGHT TO PREPAY THIS NOTE IN WHOLE OR IN PART WITHOUT PREPAYMENT PREMIUM EXCEPT ONLY AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE; AND THAT MAKER SHALL BE LIABLE FOR THE PAYMENT OF A PREMIUM FOR PREPAYMENT OF THIS NOTE ON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS. FURTHERMORE, BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT HOLDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON SUCH AGREEMENTS OF MAKER AND HOLDER WOULD NOT HAVE MADE SUCH LOAN WITHOUT SUCH AGREEMENTS.

E.                                     This Note is given for an actual loan in the above amount and is the promissory note or note referred to in and secured by the Mortgage. All of the agreements, conditions and covenants contained in the Mortgage which are to be kept and performed by the Maker are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

F.                                      After the Maturity Date, and/or upon and after the occurrence or existence of any Event of Default under this Note, the Mortgage, or any of the other Loan Documents (including, without limitation, any failure to pay any monthly payment of principal, interest or any other sums on the date due), each and every  payment of principal, accrued interest and other sums (including the entire unpaid principal balance of the indebtedness evidenced by this Note in the event of an acceleration of this Note), shall bear interest at the rate of fifteen percent (15%) per annum (the “Default Rate”) until paid in full.

G.                                    The Maker recognizes that default by the Maker in making the payments herein agreed to be paid when due will result in the Holder incurring damages, consisting of, among other things, the incurrence of additional expense in servicing the Loan Documents, loss to the Holder of the use of the money due, and frustration to the Holder in meeting its other financial commitments.  Therefore, the Maker agrees that, if, for any reason, the Maker fails to pay when due any payment due under this Note or under any of the other Loan Documents, then the Holder shall be entitled to a payment on account of the damages and detriment caused thereby.  The parties hereto acknowledge, however, that it is extremely difficult and impractical to ascertain the extent of such damages; accordingly, the Maker agrees that, if the Maker fails to pay when due any payment due under this Note or under any of the other Loan Documents, then the Maker shall pay to the Holder, promptly upon the Holder’s demand therefor, an amount equal to five cents ($0.05) for each dollar ($1.00) overdue, which amount the parties hereto agree represents a reasonable estimate of the damages sustained by the Holder.

H.                                   Time is of the essence hereof and of every payment, obligation or duty to be performed or paid on the part of Maker.

I.                                        Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce Holder’s rights hereunder or under any instrument securing payment hereof, whether or not suit be brought, the Maker will pay to Holder its attorneys’ fees and all court costs and other fees and expenses incurred in connection therewith including, without limitation, any professional or expert witness fees.

J.                                        If Holder advances funds as provided under the Loan Documents, including, but not limited to, advances to pay taxes accrued against the Property or advanced funds to protect the Property or any collateral securing this Note, such advances shall be added to the unpaid principal balance of this Note and shall accrue interest at the Default Rate and shall be and become immediately due and payable without notice or demand.

K.                                   Maker, any and all guarantors and endorsers hereof and all other persons who may be or become liable for all or any part of the obligations or debts hereunder severally waive demand, presentment for payment, protest, notice of protest, notice of nonpayment and notices of every kind and also waive any suretyship and guaranty/guarantor defenses generally. Said parties consent to any extension of time (whether one or more) of payment of this Note, or the release of any party liable for payment or partial payment of this obligation. Any extension or release may be made without notice to any party and without discharging said party’s liability hereunder.

L.                                     All notices to be given by Holder to Maker or by Maker to Holder pursuant to this Note shall be sufficient if delivered to a nationally recognized overnight delivery service, to the following described addresses of the parties hereto, or to such other address as a party may request in writing: (1) If to Maker, then at its address first set forth above in this Note, with a copy to Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, New York 10020, and Thomas M. Daniels, Esq., Murtha Cullina, CityPlace I, 185 Asylum Street, 29th Floor, Hartford, Connecticut 06103; and (2) if to Holder, then to 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager; with a copy to Parker

& McNeill, P.L.C., 5400 University Avenue, West Des Moines, Iowa 50266. Any time period provided in the giving of any notice hereunder shall commence upon, and any notice given in accordance herewith shall be effective upon, the date delivered to said overnight delivery service.

M.                                 Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder, and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

N.                                    The remedies of Holder, as provided herein, in the Mortgage and in the other Loan Documents are not exclusive and such remedies, and those otherwise available in law or equity, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

O.                                    Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and Holder shall not be entitled to charge, collect, receive, reserve, or take, interest (it being understood that “interest” shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by Holder in connection with this Note and the other Loan Documents (such rate, the “Highest Lawful Rate”).  During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at the Highest Lawful Rate; provided that, if the interest rates decline below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the loan evidenced hereby) until the interest that has been paid equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates specified herein.  If, for any reason, Holder receives anything of value as interest or anything deemed interest by applicable law under this Note, any of the other Loan Documents, or otherwise that results in Holder receiving interest in an amount in excess of the Highest Lawful Rate, then the amount of such excess shall be applied to the reduction of the principal amount owing hereunder or on account of any other indebtedness of Maker to Holder, and not to the payment of interest.  If, however, the amount of such excess exceeds the unpaid principal balance of all indebtedness of Maker to Holder such amount shall be refunded to Maker.  In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to Holder exceeds the Highest Lawful Rate, Maker and Holder shall, to the maximum extent permitted by applicable law:  (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; (iii) amortize, prorate, allocate and spread the total amount of interest throughout the actual term of such indebtedness so that it does not exceed the maximum amount permitted by applicable law; or (iv) allocate interest between portions of such indebtedness so that, to the greatest extent possible, no such portion shall bear interest at a rate greater than the maximum rate permitted by applicable law.  For purposes of this

Section, the term “applicable law” means the internal laws of the State of Connecticut, but, to the extent, contrary to the express intent of the parties, such choice of law is found to be inapplicable to this Note, then “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Note, and, to the extent controlling, laws of the United States of America.

P.                                      This Note is to be governed by and construed in accordance with the laws of the State of Connecticut (excluding conflict of laws rules).

Q.                                    In case any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If any one or more of the provisions contained in this Note shall for any reason be held to be excessive as to amount, time, duration, scope, activity, or subject, such provisions shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the law applicable to this Note.

R.                                    Whenever used herein, the singular number shall include the plural, the plural the singular and the words “Maker” and “Holder” shall be deemed respectively to include the named payor and payee under this Note and their respective successors and assigns.  The term “Maker” also shall include any other person who at any time owns all or any portion of the Property, but nothing herein shall authorize Maker to sell, transfer or convey all or any portion of the Property except as may be expressly permitted under the Mortgage.

S.                                      All amounts due and payable hereunder shall be due and payable as provided herein but without any offset, deduction, decrease or hold-back of any kind for any reason.

T.                                     (1)                                 Anything contained in any provision of this Note to the contrary notwithstanding (but subject to subparagraph (2) of this paragraph T), if any foreclosure proceeding is brought under the provisions of the Mortgage or otherwise to enforce such provisions or those of this Note, or if Maker is otherwise in default under this Note, Holder shall not be entitled to take any action to procure any money deficiency judgment or deficiency decree against Maker, its manager, agents or members (excluding however, the liability of any such parties under any separate guaranty or indemnity agreements), it being understood and agreed that Holder’s recourse hereunder shall be limited to Maker’s interest in the land, improvements, furnishings, fixtures, equipment and other real and personal property encumbered by or on which a security interest, lien or encumbrance is granted or taken pursuant to the Mortgage and other Loan Documents, as well as to the enforcement of the lien created by the Mortgage and other Loan Documents, and to the collateral and other security held by the Holder; provided, however, that nothing in the provisions of this paragraph shall be deemed to limit, alter or impair the enforceability of the rights and remedies of Holder under the Mortgage and/or any other Loan Documents, against the Property (as defined in the Mortgage), or against any other property which may from time to time be given to Holder as security for the performance of Maker’s obligations hereunder or under the Mortgage or any other Loan Document.

(2)                                 Notwithstanding the provisions of subparagraph (1) of this paragraph T, the provisions of this paragraph limiting Holder’s recourse shall be null and void and of no force and effect and Maker and all Maker’s assets shall be fully liable for, and subject to, judgments, money deficiency judgments and decrees arising from and to the extent of any loss or cost, expense or damage suffered by Holder as a result of or in connection with any one or more of the following:

(i)                                     Maker misapplying any insurance or condemnation proceeds under the Mortgage;

(ii)                                  any act of fraud of Maker (or any trustee, beneficiary, shareholder or general partner of Maker) or any fraudulent statement contained herein, in the Mortgage or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant thereto or in connection therewith;

(iii)                               any material misrepresentation of Maker or any trustee, beneficiary, shareholder, general partner or member of Maker in connection with the Mortgaged Property (as defined in the Mortgage) or any material misrepresentation contained herein, in the Mortgage or in any of the other Loan Documents or in any other agreement, certificate or instrument delivered pursuant to or in connection therewith;

(iv)                              Maker collecting Rents (as defined in the Mortgage) more than one (1) month in advance; or Maker failing to apply Rents in the manner and for the purposes provided for in the Mortgage and in any other Loan Document, subject, however, to the operation of Section 5.03 of the Mortgage, which may result in Maker being permitted to retain a portion of the monthly Rents for its own account;

(v)                                 Maker misapplying any security deposits made under any Lease (as defined in the Mortgage);

(vi)                              Maker failing to comply with the Section 3.19 of the Mortgage or any other provision thereof or of any other Loan Document relating to compliance with applicable environmental laws and/or Legal Requirements (as such terms are defined in the Mortgage);

(vii)                           any diminution in value of the Mortgaged Property arising from the waste (either actual or permissive) of Maker;

(viii)                        the amount of any deductible amount under a policy of insurance relating to the Mortgaged Property;

(ix)                              the failure of Maker to maintain in effect any insurance required under the Mortgage or the failure of Maker to pay any taxes and/or assessments required to be paid under the Mortgage or under any other Loan Documents;

(x)                                 the filing by Maker of any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law, or the consent to or acquiescence in such filing by or with respect to Maker, or if Maker shall institute any proceeding for the dissolution or liquidation of Maker, or if Maker shall make an assignment for the benefit of creditors;

(xi)                              Maker making any payment after an Event of Default to any person to the extent such payment shall be deemed to be a fraudulent conveyance under applicable laws;

(xii)                           Maker making, directly or indirectly, any unauthorized transfers of any interest in the Property as provided in the Mortgage;

(xiii)                        Maker making any unauthorized amendments to Leases;

(xiv)                       any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the Mortgage was a fraudulent transfer, a fraudulent conveyance, or a preferential transfer;

(xv)                          the pending litigation in the Connecticut Superior Court, Judicial District of Stratford, captioned Estate of Christopher A. Clement, et al. v. Proline Electric and Construction LLC et al. Docket No. HHD-CV12-6032451S (the “Clement Litigation”) and any claims, suits, and actions related to the Clement Litigation (regardless of which persons may be involved in any such other claims, suits or actions) or that may arise in the future related to the Clement Litigation (regardless of which persons may be involved in any such other claims, complaints or actions) ; Borrower shall appear in and defend (with counsel reasonably satisfactory to Lender) any suit, hearing, action or proceeding in connection with the foregoing; and the parties agree that Section 3.12 of the Tradeport Mortgage also applies to all such matters; and

(xvi)                       any and all costs and expenses, including attorneys’ fees and expenses, incurred by Holder in connection with the enforcement of any of the foregoing recourse provisions.

U.                                    This Note (and, to the extent referred to herein, the Mortgage and the other Loan Documents) constitutes the full and complete integrated agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements, including, but not limited to, that certain commitment letter dated April 15, 2014 from Holder to Griffin Land & Nurseries, Inc. as modified and supplemented (collectively the “Commitment Letter”). Maker acknowledges that the Commitment Letter may contain terms and provisions different than or in addition to those set forth in this Note, the Mortgage or the other Loan Documents and that this Note, the Mortgage or the other Loan Documents may contain provisions not set forth in the Commitment Letter. By signing this Note, Maker agrees that any such different or additional terms or provisions are superseded by the provisions of this Note, the Mortgage and the other Loan Documents (except that nothing in the foregoing shall supersede any provisions of the Commitment Letter obligating Maker to pay or reimburse to Holder any fees, deposits, costs or expenses in connection with the loan made by Holder to Maker that is evidenced by this Note and such provisions shall remain binding on Maker).

V.                                    By signing below, Maker acknowledges receiving a copy of this Note and acknowledges receiving a copy of all documents signed by Maker in connection with this Note.

W.                                 This instrument may be executed in several counterparts, which together shall constitute but one and the same instrument.

X.                                    MAKER HEREBY REPRESENTS, COVENANTS AND AGREES THAT IT IS ENGAGED PRIMARILY IN COMMERCIAL PURSUITS, THAT THE PROCEEDS OF THIS NOTE SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES (AND NOT FOR ANY PERSONAL, FAMILY OR HOUSEHOLD PURCHASE, ACQUISITION OR USE) AND THAT THE LOAN IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF SECTION 52-278A(A) OF THE CONNECTICUT GENERAL STATUTES (REV. 1958), AS AMENDED.

MAKER AND EACH ENDORSER, GUARANTOR OR SURETY OF THIS NOTE HEREBY WAIVE ALL RIGHTS TO NOTICE, PRIOR JUDICIAL HEARING OR COURT ORDER UNDER SECTION 52-278A ET SEQ. OF THE CONNECTICUT GENERAL STATUTES (REV. 1958) AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THAT LENDER MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

Y.                                    THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR

RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

IMPORTANT:   READ BEFORE SIGNING.  THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  MAKER MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS HOLDER.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, Maker has caused this Note to be signed and delivered on the day and year first written above.

BORROWER:

TRADEPORT DEVELOPMENT I, LLC

By:	River Bend Holdings, LLC, its sole Member

	By:	Griffin Land, LLC, its sole Member

		By:	/s/ Anthony Galici
Name: Anthony Galici
Title: Vice President

STATE OF CONNECTICUT	)
)ss. Hartford
COUNTY OF HARTFORD	)

On this the 5th day of June, 2014, before me, the undersigned officer, personally appeared Anthony Galici, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself to be the Vice President of Griffin Land, LLC, the sole Member of River Bend Holdings, LLC, which is the sole Member of TRADEPORT DEVELOPMENT I, LLC, a limited liability company, and that he, as such Vice President of Griffin Land, LLC, being authorized to do, executed the foregoing instrument as the free act and deed of TRADEPORT DEVELOPMENT I, LLC for the purposes contained therein by signing the name of TRADEPORT DEVELOPMENT I, LLC by himself as the Vice President of Griffin Land, LLC.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Thomas M. Daniells
Commissioner of the Superior Court/
Thomas M. Daniells
[Affix Notarial Seal]

[SIGNATURE PAGE TO SECURED INSTALLMENT NOTE]